U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
(Commission File No.)

Idaho	82-0300575
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2201 Government Way, Suite E, Coeur d'Alene, ID 83814
(Address of principal executive offices)

(208) 666-4070
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On October 25, 2006, Sterling Mining Company entered into an agreement with Chester Mining Company. Sterling Mining currently leases six patented mining claims covering 106 acres, which are part of the Sunshine Mine property. Under the agreement Sterling Mining sold 50% of its interest in the Tabasquena Mine in Mexico for 600,000 restricted common shares of Chester Mining Company. Under a separate agreement, Sterling Mining issued 400,000 restricted shares of its common stock to a company controlled by an officer and director of Chester Mining in exchange for 675,000 outstanding common shares of Chester Mining. As a result of these transactions Sterling Mining now holds approximately 40% of the issued and outstanding common shares of Chester Mining, which management believes to be to the advantage of Sterling Mining because of its leasehold interest in the Chester Mining’s patented mining claims described above. Sterling Mining issued its shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, and no commission was paid to any person in connection with effecting the transaction.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Date: October 30, 2006	By:	/s/ James N. Meek
James N. Meek, CFO, Vice President